CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2A (amendment 1), of our report dated December 14, 2006 relating to the August 31, 2006 financial statements of Red Rock Pictures Holdings Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WALKER & COMPANY
Chartered Accountants Professional Corporation

Markham, Canada
August 28, 2007